EXHIBIT 10.33

THIRD AMENDMENT

THIS THIRD AMENDMENT TO THE RECEIVABLES SALE AND CONTRIBUTION AGREEMENT (this “Amendment”), dated as of November 30, 2016, is entered into by and among T-Mobile PCS Holdings LLC, a Delaware limited liability company (“T-Mobile PCS Holdings”), and T-Mobile Airtime Funding LLC, a Delaware limited liability (the “Funding Purchaser”).
WHEREAS, T-Mobile PCS Holdings and the Funding Purchaser are parties to that certain Receivables Sale and Contribution Agreement, dated as of February 26, 2014, as amended by that certain First Amendment to the Receivables Sale and Contribution Agreement, dated as of November 28, 2014 and that certain Second Amendment to the Receivables Sale and Contribution Agreement, dated as of January 9, 2015 (collectively, the “Agreement”);
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

2.	Amendment to Section 2.01(a)(i). Effective as of the date hereof, Section 2.01(a)(i) of the Agreement is amended and restated in its entirety to read as follows:

“(a)(i) Subject to the terms and conditions set forth in this Agreement and other than with respect to the sales, transfers, assignments, set-overs and conveyances contemplated by clauses (ii) and (iii) below, T-Mobile PCS Holdings on the Closing Date and each Business Day thereafter shall sell, transfer, assign, set-over and otherwise convey, and the Funding Purchaser shall purchase or accept as a capital contribution, as set forth in Section 2.01(c), by transfer of individual whole Receivables, all of T-Mobile PCS Holdings’ right, title and interest in and to the Eligible Receivables with aggregate Nominal Values equal to 95% of the Nominal Values of Receivables purchased by T-Mobile PCS Holdings from the Originators on such Business Day and not previously sold to the Funding Purchaser, and all associated Related Rights (including all Collections associated with the foregoing). Such Receivables shall be selected by T-Mobile PCS Holdings in a manner which satisfies the requirements of Section 7.1(m)(i) of the Receivables Purchase Agreement and such sale shall be reflected in its records in accordance with Section 6.06. The parties agree that the sales and contributions of Receivables by T-Mobile PCS Holdings to the Funding Purchaser under this Agreement shall be sales and contributions of whole Receivables and not participation interests in whole Receivables.”

3.	Amendment to Section 5.02. Effective as of the date hereof, Section 5.02 of the Agreement is amended and restated in its entirety to read as follows:

“Repurchases of Aged Written-Off Receivables; Retransfers of EPS Receivables. In the event that the Funding Purchaser, pursuant to Section 5.1 of the Receivables Purchase Agreement,

Third Amendment to Contribution Agreement

repurchases from the Purchaser Aged Receivables or Receivables that immediately prior to such repurchase will become Written-Off Receivables (each such Receivable, an “Incipient Written-Off Receivable”), then without further action on the part of T-Mobile PCS Holdings or the Funding Purchaser, such Aged Receivables or Incipient Written-Off Receivables shall be immediately thereafter repurchased by T-Mobile PCS Holdings at a repurchase price equal to the original Purchase Price for such Receivable (an amount equal to (a) the Outstanding Balance of such Purchased Receivable on the date or repurchase minus (b) the Discount with respect to such Purchased Receivable). Such repurchase prices shall be paid by T-Mobile PCS Holdings in cash to the Funding Purchaser. In the event that Purchased Receivables that have become EPS Receivables are retransferred to Funding Seller pursuant to Section 5.1(a) of the Receivables Purchase Agreement, then without further action on the part of T-Mobile PCS Holdings or the Funding Purchaser, such Purchased Receivables that have become EPS Receivables shall be immediately thereafter retransferred to T-Mobile PCS Holdings. Such repurchases and retransfers shall be made on the same date and on the same terms of the repurchases and retransfers to take place under Section 5.1 of the Receivables Purchase Agreement. All such repurchases and retransfers shall be made without recourse to, and without warranty of any kind by, the Funding Purchaser, and all representations and warranties are hereby expressly disclaimed.”

4.
Representations and Warranties. Each of the parties hereto hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to the general principals of equity.

5.
Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed by the parties hereto. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.

6.
Counterparts. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

7.	Further Amendment. This Amendment may not be amended or otherwise modified except as provided in the Agreement.

8.	Section Headings. The section headings in the Amendment are for reference only and shall not affect the construction of this Amendment.

9.
Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 8.06, 8.12 and 8.13 of the Agreement are hereby incorporated by reference as if fully set forth herein, except that references therein to “this Agreement” shall be construed herein as references to the Agreement, as amended by this Amendment.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date written above.

T-MOBILE AIRTIME FUNDING LLC, as	T-MOBILE PCS HOLDINGS LLC, as seller
Funding Purchaser

By: /s/ Dirk Wehrse	By: /s/ Dirk Wehrse
Name: Dirk Wehrse	Name: Dirk Wehrse
Title: Senior Vice President, Treasury &	Title: Senior Vice President, Treasury &
Treasurer	Treasurer

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ACKNOWLEDGED AND ACCEPTED:

T-MOBILE US, INC., as Performance
Guarantor

By: /s/ Dirk Wehrse
Name: Dirk Wehrse
Title: Senior Vice President, Treasury &
Treasurer

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BILLING GATE ONE LLC, as Purchaser under the Master Receivables Purchase Agreement
By: Billing Gate One Trust, as Manager
By: Wells Fargo Delaware Trust Company, National Association, solely as Trustee and not in its individual capacity

T-MOBILE US, INC., as Performance
Guarantor

By: /s/ Sandra Battaglia
Name: Sandra Battaglia
Title: Vice-President

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LANDESBANK HESSEN-THÜRINGEN LANDESBANK HESSEN-THÜRINGEN, as Bank Purchasing Agent and a Bank Purchaser

By: /s/ Bjoern Mollner	By: /s/ Bjorn Reinecke
Name: Bjoern Mollner	Name: Bjorn Reinecke
Title: V.P.	Title: Assistant Vice President

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH, as a Bank

By: /s/ Mr. Kuzuhara	By: /s/ Mr. Stamm
Name: Mr. Kuzuhara	Name: Mr. Stamm
Title: Managing Director	Title: Managing Director

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